UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Management Incentive Compensation Plan for Fiscal 2009

On February 24, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Frontier Oil Corporation (“Frontier”) established the annual financial goals for Frontier and the incentive awards payable to the participating employees of Frontier under the Management Incentive Compensation Plan for Fiscal 2009 (the “Bonus Plan”).  Each participant’s Bonus Plan target is a percentage of the participant’s base salary, and the amount of the actual bonus payment could range from zero to twice the Bonus Plan target, based upon the extent to which the pre-established annual financial goals are met or exceeded.  The financial goals under the Bonus Plan are based on achievements versus the following measures for fiscal 2009: 1) Frontier’s net income, 2) Frontier’s relative return on capital employed versus a peer group and 3) Frontier’s process safety performance.  These measures are weighted 25%, 50% and 25%, respectively.  The Bonus Plan target as a percentage of base salary for each of the named executive officers of Frontier is set forth in the table below.  Actual awards, if earned, will be payable in the first quarter of 2010.  A summary of the Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Long-Term Incentive Compensation Program for 2009

On February 24, 2009, the Committee approved a Long-Term Incentive Compensation Program for 2009 (the “Incentive Program”) for a long-term incentive award payable to the employees of Frontier participating in the Incentive Program, including each of Frontier’s named executive officers.  Frontier granted restricted stock and performance stock units under the Frontier Oil Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to each participant effective February 24, 2009.  For the performance stock units, actual achievement at or in excess of pre-established performance criteria will result in the issuance of a specified amount of restricted stock to the subject employees.  The performance criteria used to measure whether the Incentive Program performance goals are achieved include: 1) Frontier’s net income, 2) Frontier’s relative return on net capital employed versus a peer group and 3) Frontier’s three-year average shareholder return versus a peer group.  These measures are weighted equally for determining the total number of performance stock units that will be issued.  The maximum number of shares of restricted stock that each of Frontier’s named executive officers could receive under the Incentive Program are set forth in the table below.

Executive Officer	2009 Annual Base Salary (Dollars)	Bonus Plan Target for 2009 (Percentage of Base Salary)	Performance Stock Units Maximum Potential Award for 2009 (Shares)	Restricted Stock Award for 2009 (Shares)
James R. Gibbs Chairman of the Board	$975,000	100%	-	-
Michael C. Jennings President and Chief Executive Officer	$775,000	100%	124,670	42,744
W. Paul Eisman Executive Vice President-Refining & Marketing	$518,000	70%	68,250	23,400
Doug S. Aron Executive Vice President and Chief Financial Officer	$380,000	60%	50,050	17,160
Currie Bechtol Vice President-General Counsel & Secretary	$342,000	50%	36,400	12,480
Jon D. Galvin Vice President	$305,000	50%	33,670	11,544
Nancy J. Zupan Vice President and Chief Accounting Officer	$325,000	50%	23,214	11,544

Item 8.01.                                Other Events.

On February 27, 2009, the Company issued a press release declaring a regular quarterly cash dividend on the Company’s common stock of $0.06 per share ($0.24 annualized).  The dividend is payable April 16, 2009 to shareholders of record at the close of business on March 27, 2009.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Management Incentive Compensation Plan for Fiscal 2009
99.1	Press Release, dated February 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Doug S. Aron
Doug S. Aron
Executive Vice President and Chief Financial Officer

Date:   February 27, 2009